Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT ANNOUNCES $50 MILLION

SHARE REPURCHASE PROGRAM

PARSIPPANY, NJ – July 5, 2005 – Jackson Hewitt Tax Service Inc. (NYSE: JTX) announced today that its Board of Directors has authorized a new $50 million share repurchase program.  The Company has completed all purchases under its previously announced 500,000 share repurchase program.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX) is the second largest tax preparation service company in the United States, with over 5,400 franchised and company-owned offices in 49 states and the District of Columbia. Specializing in electronic filing (IRS e-file), the Company provides full service, individual federal and state income tax preparation and facilitates related financial products.  Most Jackson Hewitt offices are independently owned and operated.  Jackson Hewitt is based in Parsippany, New Jersey.  More information about the Company may be obtained by visiting the Company’s website at www.jacksonhewitt.com.

Contacts:

Investor Relations:	Media Relations:
David Kraut	Sheila Cort
Senior Director,	Senior Director,
Treasury and Investor Relations	Communications
973-496-3401	973-496-2702

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7 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.496.1040 Fax: 973.496.2760

www.jacksonhewitt.com